Exhibit 99.1

GROWLIFE, INC.

Insider Trading Policy

Last Reviewed and Accepted On

May 15, 2014

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GROWLIFE, INC.

INSIDER TRADING POLICY1

      GrowLife, Inc. (the “Company”) encourages ownership of its stock by all officers, directors and employees.  The Company’s officers, directors, certain employees, certain consultants and certain stockholders (and their family members) are considered “Insiders.”  Insiders are subject to insider trading laws that affect the sale and purchase of the Company’s stock.  In conducting the business of the Company, Insiders may from time to time obtain material nonpublic information regarding the Company or other companies.  Insiders may be sued civilly either by the Securities and Exchange Commission ("SEC") or by private litigants if they trade in securities while in possession of material nonpublic information concerning the issuer of the securities.  They may also be charged with a criminal violation.  In recent years, the SEC and United States Attorneys have aggressively investigated and prosecuted persons who engaged in insider trading or tipped others.

This Insider Trading Policy (this “Policy”) summarizes the insider trading rules and explains how Insiders can buy or sell stock so that they are in compliance with laws prohibiting insider-trading.  This Policy also summarizes the consequences of violating insider trading laws.

     You are responsible for ensuring that you and your family members comply with this Policy.  Violations of this Policy are a serious matter.  If you (or a family member) violate this Policy, you may be subject to civil and criminal charges.  Your violation could also be grounds for dismissal with cause.

1.	Rule 10b-5 Prohibition on Insider Trading.

      SEC Rule 10b-5 prohibits corporate officers and directors or other insider employees from using confidential corporate information to reap a profit (or avoid a loss) by trading in the Company’s stock.  This rule also prohibits “tipping” of confidential corporate information to third parties.

•	Who is an insider?

An “insider” is an officer, director, 10% stockholder and anyone who possesses inside information because of his or her relationship with the Company or with an officer, director or principal stockholder of the Company.  Rule 10b-5’s application goes considerably beyond just officers, directors and principal stockholders.  This rule also covers any employee who has obtained material non-public corporate information, as well as any person who has received a “tip” from an Insider of the Company concerning information about the Company that is material and nonpublic, and trades (i.e. purchase or sells) the Company’s stock or other securities.

This policy also applies to your family members who reside with you, anyone else who lives in your household, and family members who do not live in your household but whose securities transactions are directed by you or are subject to your influence or control, as well as trusts or other entities for which you make investment decisions.

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1 This policy only covers trading on inside information by Insiders.  It does not address the legal restrictions on sales of the Company’s stock by Insiders:  the requirement that all sales of stock by insiders be made pursuant to either an effective registration statement under the Securities Act of 1933, as amended (“Securities Act’) or Securities Act Rule 144.

•      What is material inside information?

Courts define “material inside information” as information which, if known, could reasonably be expected to affect the value of the Company’s stock, or which would affect the investment judgment of a person making a decision to buy or sell the stock.  Information is considered “material” if there is a substantial likelihood that it would be considered important by a reasonable investor in deciding whether to purchase or sell stock, or other securities, or if the information would be viewed by the reasonable investor as having significantly altered the total mix of information available to the investor before making the purchase or sale.  The information need not be the determining factor, but must assume actual significance in the investor’s deliberations.  Examples of inside information include:

-	a material change in anticipated earnings (up or down);
-	proposed public or private offerings of securities;
-	loan defaults;
-	pending or proposed mergers, acquisitions, joint ventures, or sales of significant assets or other strategic plans;
-	regulatory approvals, patent registrations or issuances, investigations, etc.;
-	a proposed offering or issuance of new securities;
-	the occurrence of, or important developments in, major disputes, claims or significant litigation (whether or not meritorious);
-	a change in management;
-	new product announcements; and
-	the gain or loss of significant customers, suppliers or business partners.

Material inside information can be either positive or negative.

Information is “nonpublic” if it has not been disclosed to the public generally.  For information to be considered public, there should be some evidence that it has been widely disseminated and that the investing public has had time to absorb the information.  You should generally consider information nonpublic until after the second business day after the information is publicly released, such as by press release or widely circulated public disclosure documents filed with the SEC, such as prospectuses or 10-K, 10-Q or 8-K reports.  For example, if information is disclosed via press release on a Monday, it can be considered public beginning that Thursday.

Please keep in mind that your transactions in the Company’s stock may be viewed “after the fact” with the full benefit of hindsight.  If you have any questions whether certain information is material or has not been publicly disclosed, please call the Company’s Chief Financial Officer.

2.      Guidelines for Trading.

“Insiders” must obey the following rules:

•      No Trading on Material Nonpublic Information.

An Insider should never trade the Company’s stock while you are in possession of material, nonpublic information about the Company. Additionally, you should not discuss or reveal such “inside information” about the Company to anyone, except as strictly required for a legitimate Company business purpose.

•      Pre-clearance of Trades.

Directors and officers must pre-clear all trades in the Company’s stock at all times, including during the “Window Period” as set forth below, with the Company’s Chief Executive Officer or Chief Financial Officer. If you receive clearance for trades, you must complete your purchase or sale within 72 hours of receipt of the clearance.

•      Window Period.

In addition to not trading while you possess material, nonpublic information, it is also in your, and the Company’s, best interests that you avoid even the appearance that you may be trading on nonpublic information.  Trading in publicly offered securities is closely monitored by a number of watchdog groups, including plaintiffs’ attorneys.  If you are perceived to be trading on nonpublic information, you may have to defend yourself in court even if you are innocent of any wrongdoing.  The Company may also be sued in such cases.

To avoid such an appearance, the Company has adopted guidelines (the “Window Period”) covering the purchase or sale of its stock or other securities by Insiders. The Window Period is a Company rule designed to protect the Company and its Insiders. The Window Period opens on the second trading day after the day the Company’s quarterly or annual earnings figures are publicly released.  For example, if the Company publicly releases its earnings after the market opens on a Monday, the Window Period would be closed and would remain closed until it opens at the open of the market on Wednesday (assuming no intervening holidays).  The Window Period will remain open for a period of 20 full trading days and will close at the end of the 20th day.  Transactions involving the purchase or sale of the Company’s stock must take place during this 20-day period.  Directors and officers must obtain pre-clearance for trades even during the Window Period.  The Company reserves the right to change these dates without prior notice.

Note that a purchaser or seller who is aware of material nonpublic information cannot buy or sell even during an “open” window.  In such a case, the Insider with knowledge must not trade until the second trading day after the information of which he or she is aware becomes public.

•      Exception to Window Period

As discussed above, all trading of the Company’s stock must occur during the Window Period.  If you believe an unanticipated, infrequent and compelling event necessitates the purchase or sale outside the Window Period, however, you may request an exception to the rule.  You should not expect and you are urged not to rely on your ability to obtain an exception to the Window Period rule when making decisions regarding your finances.  A request for an exception to the Window Period rule must set forth the event necessitating the purchase or sale, the reason the purchase or sale is necessary, and the date of the planned purchase or sale.  All requests for exceptions must be reviewed and approved by the Company’s Chief Financial Officer.  If a request for an exception is approved, you must complete the trade on the date set forth in your request within the period of time approved by the Company’s Chief Financial Officer.  If the trade does not occur on that date, you must notify the Company’s Chief Financial Officer and request to make the trade on a different date.  If approved, the trade must be made on such date.

Rule 10b5-1 Plans　Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (“Rule 10b5-1”) provides an affirmative defense to insider trading liability where it is evident that material nonpublic information known to the person trading did not play a role in trading decisions.  In order to take advantage of these defenses:

•	First, the trading plan must be adopted, or take effect, when the trader is not aware of any material nonpublic information about the Company.
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Second, the plan must either (1) expressly specify the amount, price, and date of trades; (2) provide a written formula or algorithm, or computer program, for determining amounts, prices, and dates; or (3) give all discretion regarding the power to execute securities transactions pursuant to the plan to a third party who does not possess material nonpublic information.

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Third, the trader must demonstrate that the purchase or sale that occurred was pursuant to the plan.  A purchase or sale would not be pursuant to the plan if, among other things, the trader altered or deviated from the plan or entered into or altered a corresponding or hedging transaction or position with respect to those securities.

Transactions in accordance with an approved Rule 10b5-1 trading plan will not violate this Policy.  Insiders must make their own arrangements with brokers to establish Rule 10b5-1 trading plans. Any Rule 10b5-1 trading plan, however, should be in writing and should be submitted to the Company’s Chief Operating and Financial Officer for review prior to its execution.  All Rule 10b5-1 trading plans must be executed during a Window Period and trades under the plan may not commence until at least 60 days after the execution date.

3.	Consequences of an Insider Trading Violation.

Insider trading results in any one or more of the following legal problems:

•
A private lawsuit may be brought against the Insider by a stockholder of the Company.  This private action may be brought either by a person who has purchased from, or sold to, an insider or by a stockholder suing in the name of the Company.

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A civil enforcement action could be brought against the Insider by the SEC seeking (a) a monetary penalty (in an amount up to three times the profit gained or the loss avoided); (b) a cease-and-desist order; and (c) an order barring the insider from serving as an officer and director of any public company.

•	Especially serious cases could result in a criminal felony prosecution.

You should be aware that the Company cannot defend you against an insider trading violation.  You would have to bear the costs of defending yourself, and those costs can be staggering.  In addition, the damage to your reputation -- and that of the Company -- as a result of an insider trading violation could be irreparable.

4.      Stock Transactions.

•      Short Sales; Put or Call Options.

All Insiders are prohibited from selling short (including, short sales “against the box”) or from trading, writing, or purchasing “put” or “call” options on the Company’s stock whether or not such options are traded on an exchange.  A “short sale” is the sale of securities that are not then owned by the person selling such securities.  In other words, the seller enters into an agreement to sell the securities at a later date at a specified price, with the seller intending to purchase the securities to be sold at some point between the execution of the agreement and the date he or she must deliver the securities.  Thus, the implication is that the seller is anticipating a decrease in the price of the security.

•      Margin Sales.

The fact that a sale of the Company’s stock results from a margin call does not provide a defense to an insider trading claim.  Courts view such sales as resulting from the Insider’s failure to meet the margin call -- as something within the Insider’s control.

•      Stock Option Exercises; Sale of Option Shares.

You may exercise vested Company stock options at any time.  However, you may only sell the shares that you obtain from such exercises by complying with the pre-clearance procedure during the open Window Period.  In addition, you must not possess material nonpublic corporate information when you sell these shares.

5.	Restrictions on Tipping.

     The term “insider trading” refers to the use of nonpublic material information both in trading securities or in passing on or “tipping” such information to others.  As a result, in addition to refraining from trading for your own account while you are aware of nonpublic material information, you are prohibited from engaging in any other action to take advantage of, or to communicate to others (“tip”), such information.   An Insider who tips information to a person who then trades is subject to the same penalties as the tippee, even if the Insider did not trade and did not profit from the tippee’s trading.

6.      Section 16 Liability.

Insiders may be liable to the Company under Section 16(b) of the Securities Exchange Act of 1934, as amended, for any “profit” realized as a result of any purchase followed by a sale, or sale followed by a purchase, of the Company’s stock within any period of less than six months.  There is no “tracing” of shares for these purposes.  Any sale made by an Insider may be matched against any purchase made within the statutory period, and the transactions will be matched in such a way as to maximize the amount payable by the Insider to the Company.

Before engaging in any transaction in the Company’s stock, the Insider should consider carefully whether he or she has made any other transaction during the preceding six months and, if so, whether such transactions would result in profits recoverable under Section 16(b).

ANY PURCHASES OR SALES BY AN INSIDER RESULTING IN SECTION 16(B) LIABILITY WILL BE THE SUBJECT OF DISCIPLINARY ACTION INCLUDING IMMEDIATE TERMINATION OF EMPLOYMENT.

IN ADDITION TO THE FORFEITURE OF SHORT SWING PROFITS TO THE COMPANY, THE INDIVIDUAL WILL BE RESPONSIBLE FOR ALL COSTS ASSOCIATED WITH SUCH LIABILITY, INCLUDING BUT NOT LIMITED TO, LEGAL FEES.

ACKNOWLEDGMENT

     I have received and reviewed a copy of the GrowLife, Inc. Insider Trading Policy, dated as of May 15, 2014.  I understand and agree to comply with the Company’s policies and procedures concerning insider trading as set forth in this Policy.

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